Exhibit 10.67

[Execution Version]

AMENDED AND RESTATED SECURITY AGREEMENT
(Edna Valley Vineyard)

          THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of May 11, 2004, is made between Edna Valley Vineyard, a joint venture (the “Debtor”), and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch (“Rabobank”), as Collateral Agent.

          The Chalone Wine Group, Ltd., a California corporation (the “Borrower”), certain lenders and Rabobank, as issuer of letters of credit (in such capacity, the “Issuing Lender”), as swingline lender (in such capacity, the “Swingline Lender”) and as administrative agent (in such capacity, the “Agent”), are parties to an Amended and Restated Credit Agreement dated as of May 11, 2004 (as the same may be hereafter amended, restated, modified, supplemented, renewed or extended from time to time, the “Credit Agreement”) pursuant to which the Lenders have made available to the Borrower a revolving credit facility and term loan facility, as provided therein.

          The Borrower is also party to that certain Amended and Restated Note Purchase Agreement dated as of April 19, 2002 (the “Note Agreement”), entered into by the Borrower with the Purchasers listed on the signature pages thereto. Pursuant to the Note Agreement, the Borrower delivered certain amended and restated notes to the Purchasers (the “Amended and Restated Senior Secured Notes”). The Borrower has requested that the Noteholders amend the Note Agreement and the Noteholders are willing to enter into and execute that certain Second Amendment to Note Purchase Agreement dated May 11, 2004 ( as the same may hereafter be amended, modified and/or restated from time to time, the “Amended and Restated Note Agreement”).

          It is a condition precedent to the amendment and restatement of the Credit Agreement that the Debtor enter into this Agreement to amend and restate the Original Security Agreement and grant to the Collateral Agent, for itself and for the ratable benefit of the Agent, the Lenders and the Noteholders, the security interests hereinafter provided to secure the obligations of the Borrower and the Debtor as described below.

          The Collateral Agent, the Agent, the Lenders, the Noteholders, the Borrower, the Debtor and certain of its affiliates have entered into an Intercreditor and Collateral Agency Agreement dated as of April 19, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) pursuant to which, among other things, the Lenders and Noteholders have agreed (i) to the appointment of Rabobank as Collateral Agent and (ii) to the relative priority of their security interests in the Collateral and the manner and order in which certain rights and remedies of the Lenders and Noteholders may be exercised, all as provided therein.

          Accordingly, the parties hereto agree as follows:

          SECTION 1 Definitions; Interpretation.

          (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the preamble and recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          (b) Certain Defined Terms. As used in this Agreement (including in the preamble and recitals hereof), the following terms shall have the following meanings:

          “Accounts” means any and all of the Debtor’s accounts, as such term is defined in Section 9-102 of the UCC.

          “Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Debtor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing the Debtor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Debtor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Debtor’s books or records or with credit reporting, including with regard to such Debtor’s Accounts.

          “Bulk Wine” means any and all of the Debtor’s bulk wine, whether held for sale in the bulk wine market or otherwise, and whether or not classified as “inventory” under Section 9-102 of the UCC.

          “Chattel Paper” means any and all of the Debtor’s chattel paper, as such term is defined in Section 9-102 of the UCC, including all Electronic Chattel Paper, evidencing a monetary obligation, whether or not earned by performance, for Inventory or Bulk Wine that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, by or on behalf of the Debtor.

          “Collateral” has the meaning set forth in Section 2.

          “Credit Facility Secured Obligations” means the indebtedness, liabilities and other obligations of the Borrower and the Debtor to the Collateral Agent, the Agent and the Lenders under or in connection with the Credit Agreement, the Revolving Notes, the Term Notes, the Guaranties, the Letters of Credit and the other Loan Documents, including all unpaid principal of the Loans, all unpaid drawings under Letters of Credit, all interest accrued thereon, all fees due under the Credit Agreement and the other Loan Documents and all other amounts payable by the Borrower or the Debtor to the Collateral Agent, the Agent and the Lenders thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

          “Documents” means any and all of the Debtor’s documents, as such term is defined in Section 9-102 of the UCC.

          “Electronic Chattel Paper” means any and all of the Debtor’s electronic chattel paper, as such term is defined in Section 9-102 of the UCC.

          “Instruments” means any and all of the Debtor’s instruments, as such term is defined in Section 9-102 of the UCC, evidencing a right to payment of a monetary obligation, whether or not earned by performance, for Inventory or Bulk Wine that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, by or on behalf of the Debtor.

          “Inventory” means any and all of the Debtor’s inventory, as such term is defined in Section 9-102 of the UCC.

          “Lenders” means the lenders from time to time party to the Credit Agreement as “Lenders”. References to the Lenders shall include references to Rabobank in its capacity as the Issuing Lender and the Swingline Lender; for purposes of clarification only, to the extent that Rabobank may have any rights or obligations in addition to those of the Lenders due to its status as the Issuing Lender or the Swingline Lender, its status as such will be specifically referenced. Unless the context otherwise clearly requires, the Lenders shall include any such Person in its capacity as Swap Provider. Unless the context otherwise clearly requires, references to any such Person as a Lender shall also include any of such Person’s Affiliates that may at any time of determination be Swap Providers.

          “Noteholders” means the noteholders from time to time holding one or more of the Amended and Restated Senior Secured Notes and in whose name such Amended and Restated Senior Secured Note(s) are registered in the register maintained by the Borrower pursuant to the Amended and Restated Note Agreement.

          “Private Placement Secured Obligations” means the indebtedness, liabilities and other obligations of the Borrower and the Debtor to the Collateral Agent and the Noteholders under or in connection with the Amended and Restated Note Agreement, the Amended and Restated Senior Secured Notes, the Subsidiary Guarantee Agreement (as defined in the Amended and Restated Note Agreement) and the other Loan Documents (as defined in the Amended and Restated Note Agreement), including all unpaid principal of the Amended and Restated Senior Secured Notes, all interest accrued thereon, all fees due under the Amended and Restated Note Agreement and the other Loan Documents (as so defined) and all other amounts payable by the Borrower or the Debtor to the Collateral Agent and the Noteholders thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

          “Proceeds” means all proceeds, as such term is defined in Section 9-102 of the UCC.

          “Rights to Payment” means any and all of the Debtor’s Accounts and any and all of the Debtor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, Instruments, Proceeds and Supporting Obligations.

          “Secured Obligations” means the Credit Facility Secured Obligations and the Private Placement Secured Obligations.

          “Original Security Agreement” means the Security Agreement dated as of April 19, 2002, between Edna Valley Vineyard and Rabobank.

          “Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.

          “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

          (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

          (d) Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

          SECTION 2 Security Interest.

          (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Debtor hereby grants to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the Agent, the Lenders and the Noteholders, a security interest in all of the Debtor’s right, title and interest in, to and under all of the following personal property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”): (i) all Accounts; (ii) all Bulk Wine; (iii) all Chattel Paper; (iv) all Documents; (v) all Instruments; (vi) all Inventory; and (vii) all money, all products and Proceeds of any and all of the foregoing, and all Supporting Obligations of any and all of the foregoing. Debtor does not grant hereby any security interest in Debtor’s real property or in Debtor’s personal property other than the Collateral listed in this Section 2(a).

          (b) Debtor Remains Liable. Anything herein to the contrary notwithstanding, (i) the Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release such Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of such Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

          (c) Continuing Security Interest. The Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 22.

          SECTION 3 Perfection and Priority.

          (a) Financing Statements. The Debtor shall execute and deliver to the Collateral Agent concurrently with the execution of this Agreement, and such Debtor hereby authorizes the Collateral Agent to file (with or without such Debtor’s signature), at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements relating to the Intellectual Property Collateral, if any, assignments, fixture filings, affidavits, reports, notices and other documents and instruments, in form satisfactory to the Collateral Agent, and take all other action, as the Collateral Agent may request, to perfect and continue perfected, maintain the priority of or provide notice of the Collateral Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Debtor ratifies and authorizes the filing by the Collateral Agent of any financing statements filed prior to the date hereof provided that any such financing statement or other document or instrument shall recite that Debtor has not granted a security interest in any of Debtor’s real property or in Debtor’s personal property other than the Collateral listed in Section 2(a); provided, further, however, that it is agreed and acknowledged that any failure to so include such recitation shall not in any way affect the security interests in the Collateral granted hereunder.

          (b) Bailees. Any Person (other than the Collateral Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Collateral Agent. At any time and from time to time, the Collateral Agent may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Collateral Agent, and obtain such Person’s written acknowledgment thereof. Without limiting the generality of the foregoing, such Debtor will join with the Collateral Agent in notifying any Person who has possession of any Collateral of the Collateral Agent’s security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Collateral Agent.

          (c) Control. The Debtor will cooperate with the Collateral Agent in obtaining control (as defined in the UCC) of Collateral consisting of any Electronic Chattel Paper.

          SECTION 4 Representations and Warranties. In addition to the representations and warranties made by Borrower, for and on behalf of Debtor, in Article IX of the Credit Agreement, which are incorporated herein by this reference, Debtor represents and warrants to the Agent, each Lender, each Noteholder and the Collateral Agent that:

          (a) Location of Chief Executive Office and Collateral. Its chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; and all other locations (as of the date of this Agreement) from which Debtor conducts business or in which the Collateral is kept are set forth in Schedule 1.

          (b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Debtor, are set forth in Schedule 1.

          (c) Jurisdiction of Organization and Names. The Debtor’s jurisdiction of organization is set forth in Schedule 1; and the Debtor’s exact legal name is as set forth in the first paragraph of this Agreement. All trade names and trade styles under which the Debtor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, the Debtor has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

          (d) Collateral. The Debtor has rights in or the power to transfer the Collateral, and such Debtor is, and, except as permitted by Section 5(i), will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Debtor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

          (e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which the Debtor now has rights and will create a security interest which is enforceable against the Collateral in which the Debtor hereafter acquires rights at the time such Debtor acquires any such rights, subject to the Permitted Liens and the Intercreditor Agreement; and (ii) the Collateral Agent has a perfected and first priority security interest in the Collateral in which the Debtor now has rights, and will have a perfected and first priority security interest in the Collateral in which such Debtor hereafter acquires rights at the time such Debtor acquires any such rights, in each case securing the payment and performance of the Secured Obligations and subject to Permitted Liens and the Intercreditor Agreement.

          (f) Other Financing Statements. Other than (i) financing statements disclosed to the Agent, the Noteholders and the Lenders in writing, and (ii) financing statements in favor of the Collateral Agent on behalf of itself, the Agent, the Lenders and the Noteholders, no effective financing statement naming the Debtor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

          (g) Rights to Payment.

          (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by the Debtor’s reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m), or as otherwise disclosed to the Collateral Agent, the Agent, the Lenders and the Noteholders in writing;

          (ii) to the best of the Debtor’s knowledge and belief, all account debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due;

          (iii) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal or state consumer credit laws;

          (iv) Debtor has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents;

          (v) with respect to the Rights to Payment constituting Eligible Receivables, except as disclosed in writing to the Agent and the Lenders, Debtor has no knowledge that any of the criteria for eligibility are not satisfied;

          (vi) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

          (vii) Debtor has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

          (h) Inventory. No Inventory or Bulk Wine is stored with any bailee or warehouseman or similar Person or on any premises leased to the Debtor, nor has any Inventory or Bulk Wine been consigned to the Debtor or consigned by the Debtor to any Person or is held by the Debtor for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1; and with respect to the Inventory constituting Eligible Inventory, except as disclosed in writing to the Agent and the Lenders, no Debtor has any knowledge that any of the criteria for eligibility are not or are no longer satisfied.

          (i) Instruments and Chattel Paper. All Instruments and Chattel Paper held by the Debtor are also set forth in Schedule 1.

          (j) Leases. Debtor is not nor will Debtor become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair the Debtor’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in leases of real property.

          (k) Consideration. The Debtor has received at least reasonably equivalent value and sufficient consideration to support the indebtedness, obligations, liens and security interests created hereunder and under the other Loan Documents to which the Debtor is a party. The

Debtor acknowledges that it will derive substantial direct and indirect benefits from the making of the Loans to the Borrower and the issuances of letters of credit pursuant to the Credit Agreement and, without limiting the generality of the foregoing, agrees to the inclusion of the Debtor’s assets in the Borrowing Base as provided in the Credit Agreement.

          SECTION 5 Covenants. In addition to the covenants made for and on behalf of the Debtor by Borrower in the Credit Agreement and the other Loan Documents and in the Amended and Restated Note Agreement and the other Loan Documents (as defined in the Amended and Restated Note Agreement), so long as any of the Secured Obligations remain unsatisfied or any Lender shall have any Commitment, the Debtor agrees that:

          (a) Defense of Collateral. It will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Collateral Agent’s right or interest in, the Collateral.

          (b) Preservation of Collateral. It will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

          (c) Compliance with Laws, Etc. It will comply with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

          (d) Location of Books and Chief Executive Office. It will: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) give at least 30 days’ prior written notice to the Collateral Agent, the Agent and the Noteholders of (a) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for the Debtor or (b) any change in the location of its chief executive office or principal place of business.

          (e) Location of Collateral. It will: (i) keep the Collateral at the locations set forth in Schedule 1 and not remove the Collateral from such locations (other than disposals of Collateral permitted by subsection (i) below) except upon at least 30 days’ prior written notice of any removal to the Collateral Agent, the Agent and the Noteholders; and (ii) give the Collateral Agent, the Agent and the Noteholders at least 30 days’ prior written notice of any change in the locations set forth in Schedule 1.

          (f) Change in Name, Identity or Structure. It will give at least 30 days’ prior written notice to the Collateral Agent, the Agent and the Noteholders of (i) any change in its name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new such registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; provided that it shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

          (g) Maintenance of Records. It will keep separate, accurate and complete Books with respect to the Collateral, disclosing the Collateral Agent’s security interest hereunder.

          (h) Invoicing of Sales. It will invoice all of its sales upon forms customary in the industry and to maintain proof of delivery and customer acceptance of goods.

          (i) Disposition of Collateral. It will not surrender or lose possession of (other than to the Collateral Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Credit Agreement and the Amended and Restated Note Agreement; provided that no such disposition or transfer of Instruments shall be permitted while any Event of Default exists.

          (j) Liens. It will keep the Collateral free of all Liens except Permitted Liens.

          (k) Expenses. It will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

          (l) Leased Premises. At the Collateral Agent’s, the Agent’s or the Noteholders’ request, it will obtain from each Person from whom it leases any premises at which any Collateral is at any time present such collateral access, subordination, waiver, consent and estoppel agreements as the Collateral Agent, the Agent or the Noteholders may require, in form and substance satisfactory to the Collateral Agent, the Agent and the Noteholders.

          (m) Rights to Payment. It will:

          (i) give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices utilized by it in the past, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and take all such action to such end as may from time to time be reasonably requested by the Collateral Agent, the Agent or the Noteholders, except that it may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the ordinary course of business, according to normal trade practices utilized by it in the past, and where the amount involved does not exceed $750,000 or where the Account or Right to Payment does not exceed $750,000 or would not be materially impaired;

          (ii) if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of it, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact fully to the Collateral Agent, the Agent and the Noteholders in the Books relating to such Account or other Right to Payment and in connection with any invoice or report furnished by it to the Collateral Agent, the Agent and the Noteholders relating to such Account or other Right to Payment;

          (iii) if any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Collateral Agent, the Agent and the Noteholders thereof and, upon the request of the Collateral Agent, the Agent or the Noteholders, execute any documents and instruments and take any other steps requested by the Collateral Agent, the Agent or the Noteholders in order that all monies due and to become due thereunder shall be assigned to the Collateral Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

          (iv) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

          (v) upon the request of the Collateral Agent, the Agent or the Noteholders while an Event of Default exists, (a) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (b) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Collateral Agent or to such other Person or location as the Collateral Agent shall specify; and

          (vi) upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Collateral Agent, the Agent or the Noteholders shall reasonably require.

          (n) Instruments, Chattel Paper, Etc. Upon the request of the Collateral Agent, the Agent or the Noteholders it will (i) immediately deliver to the Collateral Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments and Chattel Paper and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper as the Collateral Agent, the Agent or the Noteholders shall reasonably specify.

          (o) Inventory. It will:

          (i) upon the request of the Collateral Agent (which, except upon the occurrence and during the continuation of an Event of Default, shall not be given more than once in any 12-month period), take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Collateral Agent; and

          (ii) not store any Inventory or Bulk Wine with a bailee, warehouseman or similar Person or on premises leased to the Debtor, nor dispose of any Inventory or Bulk Wine on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory or Bulk Wine from any Person on any such basis, without in each case giving the Agent prior written notice thereof.

          (p) Notices, Reports and Information. It will (i) notify the Collateral Agent, the Agent and the Noteholders of any other modifications of or additions to the information contained in Schedule 1; (ii) notify the Collateral Agent, the Agent and the Noteholders of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral (other than in the ordinary course of business) or other event which could materially adversely affect the value of the Collateral or the Collateral Agent’s Lien thereon; (iii) furnish to the Collateral Agent, the Agent and the Noteholders such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Collateral Agent, the Agent or the Noteholders may reasonably request, all in reasonable detail; and (iv) upon request of the

Collateral Agent, the Agent or the Noteholders make such demands and requests for information and reports as the Debtor is entitled to make in respect of the Collateral.

          (q) Chattel Paper. It will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Collateral Agent, the Agent and the Noteholders indicating that the Collateral Agent has a security interest in the Chattel Paper. It will give the Collateral Agent, the Agent and the Noteholders immediate notice if it at any time holds or acquires an interest in any Chattel Paper, including any Electronic Chattel Paper.

          SECTION 6 Rights to Payment.

          (a) Collection of Rights to Payment. Until the Collateral Agent exercises its rights hereunder to collect Rights to Payment, the Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Collateral Agent, the Agent or the Noteholders, upon and after the occurrence of any Event of Default, and while such Event of Default is continuing, all remittances received by the Debtor shall be held in trust for the Collateral Agent and, in accordance with the Collateral Agent’s instructions, remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

          (b) Instruments. At the request of the Collateral Agent, the Agent or the Noteholders, upon and after the occurrence of any Event of Default and while such Event of Default is continuing, the Collateral Agent shall be entitled to receive all distributions and payments of any nature with respect to any Instruments, and all such distributions or payments received by the Debtor shall be held in trust for the Collateral Agent and, in accordance with the Collateral Agent’s instructions, remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). Additionally, the Collateral Agent shall have the right, upon the occurrence of an Event of Default and while such Event of Default is continuing, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Collateral Agent were the absolute owner thereof; provided that the Collateral Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

          SECTION 7 Authorization; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall have the right to, in the name of the Debtor, or in the name of the Collateral Agent or otherwise, without notice to or assent by the Debtor, and the Debtor hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers or employees or Collateral Agents designated by the Collateral Agent) as such Debtor’s true and lawful attorney-in-fact, with full power and authority to:

          (i) sign and file any of the financing statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Collateral Agent’s security interest in the Collateral;

          (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

          (iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

          (iv) send requests for verification of Rights to Payment to the customers or other obligors of the Debtor;

          (v) contact, or direct the Debtor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Collateral Agent;

          (vi) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

          (vii) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Collateral Agent;

          (viii) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Collateral Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Collateral Agent with respect to the Collateral;

          (ix) execute any and all applications, documents, papers and instruments necessary for the Collateral Agent to use the Debtor’s intellectual property and grant or issue any non-exclusive license or sublicense with respect to any such intellectual property, in each instance only as reasonably necessary to enable the Collateral Agent to exercise its rights and remedies hereunder with respect to the Collateral and/or disposition of the Collateral;

          (x) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and

          (xi) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Debtor, which the Collateral Agent may reasonably deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Collateral Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Collateral Agent agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Collateral Agent, pursuant to clauses (ii) through (xii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Secured Obligations have not been paid and performed in full. The Debtor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

          SECTION 8 Collateral Agent Performance of Debtor Obligations. The Collateral Agent, the Agent or the Noteholders may perform or pay any obligation which the Debtor have agreed to perform or pay under this Agreement upon notice to the Debtor, if the Debtor have failed to timely perform or pay any such obligation, and the Debtor shall reimburse the Collateral Agent, the Agent or the Noteholders, as the case may be, on demand for any amounts paid by the Collateral Agent, the Agent or the Noteholders, as the case may be, pursuant to this Section 8.

          SECTION 9 [Reserved.]

          SECTION 10 Remedies.

          (a) Remedies. Upon the occurrence of any Event of Default and while such Event of Default is continuing, the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Debtor agrees that:

          (i) The Collateral Agent may peaceably and without notice enter any premises of the Debtor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of the Debtor or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Collateral Agent may determine.

          (ii) The Collateral Agent may require the Debtor to assemble all or any part of the Collateral and make it available to the Collateral Agent, at any place and time designated by the Collateral Agent.

          (iii) The Collateral Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

          (iv) The Collateral Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Debtor’s assets, without charge or liability to the Collateral Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Collateral Agent deems advisable; provided, however, that such Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent and each of the Lenders shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Debtor hereby releases, to the extent permitted by law. The Collateral Agent shall give the Debtor such notice of any public or private sale as may be required by the UCC or other applicable law.

          (v) Neither the Collateral Agent, the Agent, any Noteholder nor any Lender shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Collateral Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Collateral Agent may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Collateral Agent’s, the Agent’s, any Noteholder’s or any Lender’s rights against the Debtor. The Debtor waives any right it may have to require the Collateral Agent, the Agent, any Noteholder or any Lender to pursue any third Person for any of the Secured Obligations. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Collateral Agent sells any of the Collateral upon credit, the Debtor will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Debtor shall be credited with the proceeds of the sale.

          (b) License. For the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, the Debtor hereby grants to the Collateral Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Debtor) to use, license or sublicense any of the Debtor’s intellectual property (including, without limitation, the Debtor’s trademarks).

          (c) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under the Letters of Credit) at such time as there may exist an Event of Default, the Collateral Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Collateral Agent for such purpose (which Proceeds Account shall be included within the Collateral hereunder) until such time as the Collateral Agent may elect to apply such proceeds to the Secured Obligations, and the Debtor agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. The Debtor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Debtor shall not have any right of withdrawal with respect to such funds. Accordingly, the Debtor irrevocably waives until the termination of this Agreement in accordance with Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent to honor drafts against the Proceeds Account. In furtherance of the provisions of this Section 10(c), the Debtor hereby grants to the Collateral Agent, as additional security for the Secured Obligations, a security interest in any and all Proceeds Accounts, whether now existing or hereafter arising and wherever located.

          (d) Application of Proceeds. Subject to subsection (c), the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral, shall be applied as provided in the Intercreditor Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Debtor or otherwise disposed of in accordance with the Intercreditor Agreement, the UCC or other applicable law. The Debtor shall remain liable to the Collateral Agent, the Agent, the Noteholders and the Lenders for any deficiency which exists after any sale or other disposition or collection of Collateral.

          SECTION 11 Certain Waivers. The Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Collateral Agent, the Agent, the Noteholders or the Lenders (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Secured Obligations, (c) to pursue any remedy in the Collateral Agent’s, the Agent’s, any Noteholder’s or any of the Lenders’ power, or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Collateral Agent, the Agent, the Noteholders or the Lenders arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

          SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Intercreditor Agreement. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications sent to or from the United States); (iii) sent by facsimile transmission, or (iv) sent by email.

          SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent, the Agent, any Noteholder or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent, the Agent, any Noteholder or any Lender.

          SECTION 14 Costs and Expenses; Indemnification; Other Charges.

          (a) Costs and Expenses. The Debtor agrees to pay on demand:

          (i) the reasonable out-of-pocket costs and expenses of the Collateral Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Collateral Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

          (ii) all title, appraisal (including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing and similar fees, costs and expenses incurred or sustained by the Collateral Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

          (iii) all costs and expenses of the Collateral Agent and its Affiliates and the fees and disbursements of counsel (including the allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by the Collateral Agent as a result of any failure by the Debtor to perform or observe its obligations contained herein.

          (b) Indemnification. The Debtor hereby agrees to indemnify the Collateral Agent, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); provided that the Debtor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Debtor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (c) Other Charges. The Debtor agrees to indemnify the Collateral Agent, the Agent, each Noteholder and each Lender against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

          (d) Interest. Any amounts payable to the Collateral Agent, the Agent, any Noteholder or any Lender under this Section 14 or otherwise under this Agreement if not paid within 10 calendar days after demand shall thereafter bear interest until paid in full, at the rate of interest set forth in Section 4.02 of the Credit Agreement.

          SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Debtor, the Collateral Agent, the Agent, each Noteholder and each Lender and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

          SECTION 16 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

          SECTION 17 Entire Agreement; Amendment. This Agreement and the Intercreditor Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties hereto or as provided in the Intercreditor Agreement.

          SECTION 18 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

          SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          SECTION 20 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article XIII thereof, such provisions are incorporated herein by this reference.

          SECTION 21 No Inconsistent Requirements. The Debtor acknowledges that this Agreement, the Credit Agreement, the other Loan Documents, the Amended and Restated Note Agreement and the other Loan Documents (as defined in the Amended and Restated Note Agreement) may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

          SECTION 22 Termination. Upon the termination of the Commitments of the Lenders, the surrender of the Letters of Credit and payment and performance in full of all Secured Obligations, the security interests created by this Agreement shall terminate and the

Collateral Agent shall promptly execute and deliver to the Debtor such documents and instruments reasonably requested by the Debtor as shall be necessary to evidence termination of all security interests given by the Debtor to the Collateral Agent hereunder.

          SECTION 23 Acknowledgments. The Debtor hereby acknowledges and agrees for the benefit of the Collateral Agent, for itself and on behalf of and for the ratable benefit of the Agent, the Lenders and the Noteholders, that the Original Security Agreement, as amended and restated by this Agreement: (i) is and shall continue to be in full force and effect, without offset or counterclaim; (ii) is and shall continue to be valid and enforceable; and (iii) is not and shall not be impaired or affected in any respect by the execution and delivery of this Agreement or by the execution and delivery of, or the consummation of the transactions contemplated by, the Credit Agreement and the Loan Documents, the execution of which shall not be deemed a satisfaction, cancellation, or novation of any obligation or any obligations of the Debtor under the Original Security Agreement or any other Loan Document (as defined in the Existing Credit Agreement). The Debtor hereby restates, reaffirms and continues the security interest in the existing Collateral created pursuant to the Original Security Agreement (as amended and restated by this Agreement).

[Signatures follow.]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

THE DEBTOR

Edna Valley Vineyard,
A Joint Venture

By	The Chalone Wine Group Ltd.,
Managing Joint Venturer

By	/s/ Thomas B. Selfridge
Name: Thomas B. Selfridge
Title: President and CEO

THE COLLATERAL AGENT

Cooperatieve Centrale Raiffeisen-Boerenleenbank
B.A., “Rabobank International”, New York Branch,
as Collateral Agent

By	/s/ John McHugh
Name: John McHugh
Title: Vice President

By	/s/ Rebecca Morrow
Name: Rebecca Morrow
Title: Executive Director

SCHEDULE 1
to the Security Agreement

1.	Locations of Chief Executive Office and other Locations, including of Collateral

a.	Chief Executive Office and Principal Place of Business:

621 Airpark Road Napa, California 94558

b.	Other locations where Debtors conducts business or Collateral is kept:

2585 Biddle Ranch Road, San Luis Obispo, CA 93401

Locations of Books Pertaining to Rights to Payment

2.	Jurisdiction of Organization.

Edna Valley Vineyard California

3.	Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names; Etc.

Edna Valley Vineyard

4.	Inventory Stored with Warehousemen or on Leased Premises, Etc.

Henry Wine Group 531 Getty Court Suite A Benecia, CA 94510

Tiger Mountain Warehouse 19817 89th Ave. South Kent, WA 98301

S-1.

Biagi Warehouse 787 Airpark Road Napa, CA 94558

5.	Patents, Copyrights, Trademarks, Etc,

Trademarks: EDNA VALLEY

6.	Leased Equipment

General office equipment leases

7.	Deposit Accounts

Wells Fargo Bank

8.	Investment Property

None

9.	Instruments and Chattel Property

None

10.	Commercial Tort Claims

None

11.	Letter of Credit Rights

None

S-2.